2013 ANNUAL REPORT

CONSUMERS Bancorp Inc.

Dear Fellow Shareholders,



Ralph J. Lober, II
President & CEO

There are placards throughout the bank that read: "Our mission guides us; our vision inspires us; our values define us; we are Consumers National Bank." These words do more than inspire engaged employees; together our mission, vision, and values drive our business model. Our vision to be *The* bank in each of our markets drives our commitment to provide superior service, accessibility, and technology. Growing acceptance of the bank's message in existing and new markets is a result of living our mission by *Making A Difference*™ in our communities. And strong, long-term customer relationships flourish in an atmosphere that emphasizes respect, integrity, trust, and excellence as core values.

I believe that our long-term asset growth, consistent earnings, and strong credit quality are products of a culture that is supported by these ideals. And 2013 is no exception. Over the fiscal year loans and deposits increased 9.9 percent and 3.4 percent, respectively.

Total Assets


$263.39 M
$300.14 M
$334.76 M
$343.49 M
2010
2011
2012
2013

Additionally, through our business development efforts we have been able to convert excess deposits to higher yielding loan assets, driving the loan deposit ratio from 69 percent at June 2012 to 74 percent at June 30, 2013. Credit quality remains strong as net charge offs were 0.08 percent of loans and nonperforming assets declined to 0.33 percent of total assets at fiscal year-end. While absorbing the additional costs related to recent expansion in western Stark County, 2013 earnings resulted in 0.78 percent return on average assets and 9.21 percent return on average equity; both indicators of a strong performing community bank.

The Wall Street Journal recently reported that lending at community banks increased at a faster rate than lending at larger institutions. The *Journal* cites loan balance growth rates of six percent at smaller institutions versus two percent at the larger banks. With loan growth of 9.9 percent in 2013, Consumers National Bank beat the community bank peer growth rate. In fiscal 2013 Consumers National Bank put over $53 million dollars to work in our three county market area. We participated in the acquisition or expansion of many local businesses and farms; helped the YMCA, Habitat for Humanity, GentleBrook, and Salem Community Hospital expand their services to the local communities; assisted two local school districts in improving the safety of their athletic facilities, and supported new housing in several communities. Our deposits and your capital are making a difference in your neighborhoods.

Deposits


$236.31 M
$248.25 M
$284.48 M
$294.11 M
2010
2011
2012
2013

While asset and loan growth are important and tend to grab headlines, diversified income streams are vital to our financial performance and help to counter interest rate fluctuations. We continue to concentrate on increasing our non-interest income and are experiencing positive results. A stronger mortgage presence and an emphasis on deepening customer relationships through value added services are current strategies. We have experienced growth in income derived from mortgage and investment services, commercial cash management, merchant services, consumer and commercial credit card, and debit card penetration and usage. Our emphasis on these income sources resulted in a 7.6 percent increase in non-interest income in fiscal 2013.

We anticipate additional opportunities as our local communities build for the future. We expect the oil and gas industry to continue to spur economic growth leading to increased bank assets, loans, and deposits. An improving local economy will spur small business and consumer loan demand and contribute to strong asset quality metrics. Our seven commercial lenders and two agricultural specialists position us to increase our involvement in economic projects throughout the region. Our service and support staff, along with our technology, will help turn opportunities into relationships.

The company's successful capital offering was a defining event for Consumers Bancorp in 2013; its success reflecting the banks culture, community reputation, and financial performance. During the offering we were privileged to tell our story to hundreds of shareholders and



Consumers National Bank announced a partnership with Kent State University's Columbiana County Campuses to sponsor the University's Rural Scholars Program designed to provide direct college access support to first generation college students

potential shareholders at community meetings throughout our markets. The message was well-received as our existing shareholders subscribed to 97 percent of the offering while the remaining $300,000 was purchased by new local shareholders. I want to thank each shareholder for the confidence and support their investment in our company represents. We work every day to earn your continued trust. The capital offering:

- Provided the bank with new capital to support continued organic growth through participation in the region's economic growth.
- Allowed management to fully explore bank or branch acquisition opportunities and expansion to new markets.
- Reconnected the company to our shareholders and reinforced the importance of community banking to local communities.
- Raised Consumers Bancorp's profile across our market footprint.
- Increased awareness of CBKM as a publically traded stock and improved shareholder liquidity.

I mentioned our mission to "make a difference." Because it speaks directly to this mission, I want to share with you the commitment Consumers has made to the region's future by supporting youth and education. Consumers National Bank is now a sponsor of Kent State University Columbiana County Campuses' Rural Scholars Program—a program designed to provide direct college access support to first generation college students throughout Columbiana County. We hope our support will make higher education an achievable goal for more students throughout the region. Our interest in education is also evidenced by the Homer Unkefer Agricultural Scholarship that launched in March 2013. This fall, the program created to support local students who are interested in pursuing agricultural related studies, helped five students take the first important step to a successful career in agriculture. In addition, we support music education through our sponsorships of several high school band shows while the stadiums, athletic fields, and gymnasiums across the region bear evidence of our interest. Finally, concerned with the financial literacy and work readiness of our future leaders, many Consumers' employees are active participants in Junior Achievement's school programs. While those currently working on the farms and in the factories and shops are leading today's economy, our youth will lead our region to the next level. We are committed to their future; a commitment that is only one example of how our staff strives to live our mission every day.

Shareholders' Equity


$23.71 M
$25.32 M
$27.89 M
$28.14 M
2010
2011
2012
2013

Since engaged shareholders are an important component of a vibrant community bank, I end by reminding you that your banking relationship and referrals are important to our success. We would like to share our excitement for the future with you at the Annual Shareholders' meeting on October 29, 2013 at The Hartville Kitchen. Please join us to hear more about how our mission and vision support communities and shareholders. Lunch will be served at noon.

Sincerely,

Ralph J. Lober, II
President & CEO

CONSUMERS BANCORP, INC. BOARD OF DIRECTORS


Laurie McClellan
Chairman
John Furey
Brad Goris
James Hanna
David Johnson
James Kiko, Sr.
Thomas Kishman
Ralph Lober, II
Frank Paden
Harry Schmuck, Jr.
John Tonti

CONSUMERS NATIONAL BANK EXECUTIVE MANAGEMENT


Ralph Lober, II
President & CEO
Phillip Suarez, EVP
Senior Loan Officer
Renee Wood, EVP
Chief Financial Officer
Randy Gilroy, SVP
Chief Credit Officer
Bryan Walters, SVP
Risk Management
Derek Williams, SVP
Retail Sales & Operations
Kim Chuckalovchak, VP
Information Technology Manager
Barbara Cronin, AVP
Audit
Pat Wood
Executive Assistant


NET INCOME
$2,669
$2,764
LIABILITIES
$315,346
$306,871
Total deposits
$294,107
$284,481
Total liabilities
$315,346
$306,871
Other income
$2,802
$2,604
ASSETS
$343,489
$334,761
Total loans
$217,040
$197,430
Interest income
$13,141
$13,078
Shareholders' equity
$28,143
$27,890
Net interest income
$11,939
$11,619
Net loans
$214,544
$195,095
SHAREHOLDER INFORMATION
Cash dividends paid per share
$0.48
$0.44
Basic and diluted earnings per share
$1.29
$1.35
as of 6.30.13
as of 6.30.12
Dollar amounts in thousands, except per share data.

General Information

Consumers Bancorp, Inc.
614 E. Lincoln Way
Minerva, Ohio • 44657
www.ConsumersBancorp.com
800-946-1262 • 330-868-7701

Stock Transfer Agent and Registrar
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572
800-368-5948

Market Makers
Greig McDonald
Community Banc Investments, Inc.
26 East Main Street
New Concord, Ohio 43762
740-826-7801
800-224-1013

Thomas L. Dooley
Boenning & Scattergood
9916 Brewster Lane
Powell, Ohio 43065
614-203-2996
866-326-8113

Dividend Reinvestment and Stock Purchase Plan
Existing holders of common stock may elect to have all or a portion of cash dividends automatically invested in additional shares of common stock without payment of any brokerage or service charge. Additionally, shareholders may elect to purchase shares of common stock with optional cash payments of $100 to $5,000 per quarter without payment of any brokerage commission or service charge. Shareholders should contact Registrar and Transfer Company to execute these convenient options at www.rtco.com or 800-368-5948.

Dividend Payments
Subject to the approval of the Board of Directors, quarterly cash dividends are typically paid on or about the 15th day of September, December, March, and June.

Direct Deposit of Cash Dividends
Shareholders may elect to have their cash dividends deposited directly into their savings or checking account. Shareholders should contact Registrar and Transfer Company to execute this convenient option at www.rtco.com or 800-368-5948.

Shareholder Relations Email
shareholderrelations@consumersbank.com

Annual Meeting
The 2013 annual meeting of shareholders will be held on Tuesday, October 29, 2013, at 12:00 p.m. at The Hartville Kitchen, 1015 Edison Street NW, Hartville, Ohio 44632.

Directors Emeriti
Homer Unkefer
Walter Young


our MISSION guides us
our VISION inspires us
our VALUES define us
We Are CONSUMERS
National Bank

Making A Difference™ in Our Communities


SARCHIONE
AUTO
SALES
Habitat for Humanity®
of Greater Stark & Carroll Counties
Ministry
Offices
CONGRESS LAKE
FARMS

CONSUMERS National Bank

Serving Our Customers 365 Days A Year

NOVEMBER 2013

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